SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [  ]


          Check the appropriate box:

          [X]  Preliminary Proxy Statement  [  ] Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

          [   ]  Definitive Proxy Statement
          [   ]  Definitive Additional Materials
          [   ]  Soliciting Material Pursuant to Rule 14a-11(c) or
               Rule 14a-12

                        STANDARD CREDIT CARD TRUST 1990-6
        .................................................................
                (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [X]  $125  per   Exchange  Act  Rules   0-11(c)(1)(ii),   14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

         .................................................................

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               2)  Aggregate number of securities to which transaction
          applies:

         .................................................................

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [  ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:


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                          CITIBANK (SOUTH DAKOTA), N.A.
                     CITIBANK (NEVADA), NATIONAL ASSOCIATION

                             SOLICITATION STATEMENT

         Statement Soliciting Consents of Investor Certificateholders with respect to a proposed Amendment of the Pooling and Servicing Agreement governing the Credit Card Participation Certificates issued by:

                        STANDARD CREDIT CARD TRUST 1990-6

                  Class A Certificates (Cusip No. 853333 AK8*)
                  Class B Certificates (Cusip No. 853333 AL61)


         This solicitation statement is furnished by Citibank (South Dakota), N.A., a national banking association ("Citibank (South Dakota)"), and Citibank (Nevada), National Association, a national banking association ("Citibank (Nevada)" and together with Citibank (South Dakota), the "Banks"), as originators of Standard Credit Card Trust 1990-6 (the "Trust"), to holders of the Credit Card Participation Certificates issued by such Trust (collectively, the "Investor Certificates") which represent undivided interests in such Trust. This solicitation statement is being sent in connection with the Banks' solicitation (the "Solicitation") of consents from the registered holders of the Investor Certificates (the "Investor Certificateholders") as at the close of business on [August 22], 1996 (the "Record Date") to the execution and delivery of a proposed Amendment (the "Amendment") to the Pooling and Servicing Agreement (the "Agreement") among Citibank (South Dakota) , as seller and servicer (in its capacity as servicer, the "Servicer"), Citibank (Nevada), as seller, and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Trustee"). The date on which this solicitation statement is first being sent to Investor Certificateholders is [September 23], 1996.

         Approval of the Amendment requires the consent (the "Consent") of Investor Certificateholders evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates issued and outstanding with respect to the Trust (the "Certificateholders' Interest") and the consent of the issuer of the letter of credit with respect to the Trust (the "L/C Issuer"). The Amendment will be executed and delivered if Consents are obtained from the required number of Investor Certificateholders on or before the Solicitation Expiration Date and if the L/C Issuer consents to such Amendment. There can be no assurance that the L/C Issuer will consent to the Amendment. Notwithstanding that Consents are obtained from the required number of Investor Certificateholders, in the event that the L/C Issuer does not consent to the Amendment, the Amendment cannot be executed and delivered. Furthermore, the Amendment will become effective only upon receipt by the Trustee of letters from Standard & Poor's Ratings Group, Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co. (the "Rating Agencies"), confirming that such Amendment will not result in a reduction or withdrawal of their respective current ratings of the Investor Certificates.

- --------
     * This CUSIP number has been assigned by Standard & Poor's Rating Services and is included solely for the convenience of the holders of the Investor Certificates. Neither the Banks nor the Trustee shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to its correctness on the Investor Certificates or as indicated herein or in any of the accompanying documents.




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         The term  "Solicitation  Expiration Date" means the earlier of (a) 5:00
p.m. New York City time on [October 23], 1996 or (b) 5:00 p.m. New York City time on the date on which Consents are obtained from the required number of Investor Certificateholders or, if extended by the Banks, such subsequent time and date specified by the Banks. The Banks reserve the right to extend the
period   during   which   Consents   will  be   received   from   the   Investor
Certificateholders (a "Solicitation Period") at any time by making a public announcement of such extension not later than 10:00 a.m. New York City time on the business day following any previously announced Solicitation Expiration Date. The Banks may extend any Solicitation Period any number of times for periods of up to 30 days each.

         Only a registered holder of an Investor Certificate (or such holder's authorized legal representative) on the Record Date may execute a Consent, and such Consent will be binding on all subsequent transferees of such Investor Certificate. Any beneficial owner of an Investor Certificate who is not a registered owner of such Investor Certificate must arrange with a person who, as of the Record Date, was the registered holder or such registered holder's assignee to execute and deliver a Consent on its behalf. Any Investor Certificateholder who gives its Consent to the Amendment on the accompanying form may not revoke such Consent. Any Investor Certificateholder who opposes or abstains on the accompanying form may revoke such opposition or abstention and give its Consent to the Amendment (by delivering to the Trustee such Consent on the accompanying form) at any time prior to the Solicitation Expiration Date. If a properly executed Consent is returned with no instructions given with respect to the Amendment, the Consent will be deemed to be in favor of the Amendment.

Purpose and Consequences of the Amendment

General

         The proposed Amendment is intended to reduce the likelihood of an Amortization Event being triggered by a decline in the Portfolio Yield (as defined below) (averaged over any three consecutive Due Periods) to a rate below the Base Rate (as defined below) at a time when the cash flows on the receivables held by the Trust are expected to be sufficient to support scheduled payments on the Investor Certificates. The occurrence of an Amortization Event would result in early repayment of principal to the Investor Certificateholders as described below.

         The proposed Amendment provides for: (1) a reduction in the amount of the Servicing Fee to which the Servicer is entitled under the Agreement; (2) a requirement that a fixed portion of the newly reduced Servicing Fee must be paid from Interchange (as defined below); and (3) a reduction of the Base Rate applicable under the Agreement by 0.70%, from 11.825% to 11.125%. Together, these actions will reduce the likelihood of an Amortization Event occurring, thereby increasing the likelihood that principal will not be repaid to Investor Certificateholders prior to their respective expected final payment dates.

         The proposed Amendment has been reviewed by the Rating Agencies, all of which have agreed that adoption of the Amendment would not adversely affect their respective current ratings of either the Class A Certificates or the Class B Certificates.

Certain Provisions of the Agreement

         The Agreement currently provides that an Amortization Event will occur if the Portfolio Yield (averaged over three consecutive monthly Due Periods)is reduced to

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a rate below the Base Rate.  Monthly  distributions of principal and interest to Class A Certificateholders would begin on the first Distribution Date following the Due Period in which such Amortization Event occurred. Class B Certificateholders would not receive payments of principal until the principal amount of the Class A Certificates were repaid in full. "Portfolio Yield" is defined in the Agreement as the annualized percentage equivalent of a fraction, the numerator of which is the amount of collections of finance charge receivables during the immediately preceding Due Period calculated on a cash basis, after subtracting therefrom the excess, if any, of the amount of principal receivables which were charged off as uncollectible in such Due Period over the aggregate amount of recoveries on charged-off principal receivables for such Due Period, and the denominator of which is the total amount of principal receivables in the Trust as of the last day of the immediately preceding Due Period. "Due Period" is defined in the Agreement as a monthly period beginning at the close of business on the fourth-to-last business day of a month and ending at the close of business on the fourth-to-last business day of the following month. "Base Rate" is defined in the Agreement as a per annum rate which is equal to (x) the higher of the Class A Certificate Rate and the Class B Certificate Rate plus (y) 2.2%. The Base Rate is currently equal to 11.825%.

         The occurrence of an Amortization Event under the Agreement would result in the early repayment of principal to the Investor Certificateholders. No principal is scheduled to be paid to Class A Investor Certificateholders and Class B Investor Certificateholders until July 10, 1997 and September 10, 1997, respectively.

         Following the occurrence of an Amortization Event, principal payments would be made on the Class A Certificates on each Distribution Date until the principal amount thereof has been paid in full before any principal payments would be made with respect to the Class B Certificates. In the case of such payments, there would be no limitation on the amount of principal that could be distributed on any single Distribution Date.

         The purpose of accelerating payment of principal to Investor Certificateholders upon the occurrence of an Amortization Event is to help ensure that Investor Certificateholders receive a full return of their investment before the conditions giving rise to such event actually impair the cash flows generated by the receivables held by the Trust.

         Under the terms of the Agreement, Citibank (South Dakota) covenants that it will not reduce the Portfolio Yield to less than the Base Rate unless such reduction is otherwise required by law or is deemed necessary by Citibank (South Dakota) to maintain its credit card business on a competitive basis, based on a good faith assessment by Citibank (South Dakota) of the nature of the competition in the credit card business. The purpose of this covenant is to protect Investor Certificateholders from Citibank (South Dakota) taking actions that would decrease the cash flow on such receivables to a rate that is less than that required to enable the Trust to continue to make scheduled payments of interest and cover losses attributable to charged-off principal receivables allocable to Investor Certificateholders or to a rate that would trigger amortization of the Investor Certificates as described above.

         Under the terms of the Agreement, the Servicer is responsible for servicing, managing and making collections on the receivables. The Servicer is entitled to a fee for these services on each Distribution Date, payable monthly in arrears (the "Servicing Fee") in an amount equal to one-twelfth of the product of 2.15% and the amount of principal receivables as of the last day of the second preceding Due Period. Each Class of Investor Certificates is obligated to contribute its pro rata share of the Servicing Fee based on such Class's Invested Amount. Such Servicing Fee is paid from the collection account (unless such amount had been netted by the Servicer against its deposits of collections in respect of finance charge receivables to the collection account).


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         Citibank (South Dakota)  receives  certain fees from VISA U.S.A.,  Inc.
("VISA") and MasterCard International Incorporated ("MasterCard") as partial compensation for taking credit risk, absorbing fraud losses and funding credit card receivables for a limited period prior to initial billing ("Interchange"). Interchange allocable to the Trust is calculated based on the volume of goods and services charged on credit cards the accounts of which have been designated to the Trust. The amount of Interchange generated by a transaction ranges from 1.00% to 1.85% of the transaction amount, although VISA and MasterCard may each from time to time change the amount of Interchange reimbursed to banks that issue their credit cards. Currently, all Interchange allocable to the Trust is
deposited  into  the  collection   account  as  collections  of  finance  charge
receivables.

         Distributions from the collection account in respect of finance charge receivables are made by the Servicer in payment of interest and delinquent amounts on the Investor Certificates prior to payment of the Servicing Fee. If on any Distribution Date inadequate funds are available in the collection account to make full payment of the Servicing Fee after distributions with greater priority have been made, such Servicing Fee shall be considered to have been fully paid regardless of the amount actually paid to the Servicer on such Distribution Date.

Portfolio Yield and Amortization Event Risk

         As discussed above, the Portfolio Yield is based on the amount of collections of finance charge receivables received by the Trust less the amount of principal receivables which have been charged-off as uncollectible and not reimbursed to the Trust. The level of finance charge collections and losses due to charged-off receivables depends on payment patterns of cardholders which are the result of a variety of economic, legal and social factors. The Banks are unable to determine and have no basis to predict whether or to what extent changes in applicable laws or other economic or social factors will affect card use or repayment patterns. Economic factors include the rate of inflation, unemployment levels and relative interest rates. As shown in Exhibit I, the amount of charged-off principal receivables has increased in recent months, although the amount of delinquencies has not increased during this period, due to underlying economic conditions. The amount of charged-off receivables may continue to increase in the future if such economic conditions worsen and may continue to increase for several months even after such conditions begin to improve. An increase in the level of delinquencies or increased convenience use (where cardholders pay their balances early and avoid charges) could also result in a decrease in the Portfolio Yield. Also, the credit card industry is increasingly competitive, with new credit card issuers continually seeking to expand in or enter the market and additional non-cash payment methods, including pre-paid cash cards and other technology-based cash substitutes, being introduced which may also compete with credit cards. If cardholders choose to utilize competing sources of credit and/or methods of payment, fewer credit card receivables may be generated and certain cardholder purchase and payment patterns may be affected. Citibank (South Dakota) reviews market conditions regularly to maintain the competitiveness of its credit card products and, accordingly, reserves the right (subject to the limitations discussed below) to change the terms of its credit card accounts, including applicable fees and finance charges. In response to market conditions, Citibank (South Dakota) recently introduced certain account repricing initiatives which may decrease the Portfolio Yield but which, in themselves, are not expected to cause an Amortization Event. A decrease in the periodic finance charge would decrease the effective yield on such accounts and could, if the Portfolio Yield (averaged over any three consecutive Due Periods) were less than the Base Rate, result in the occurrence of an Amortization Event.

         The Base Rate initially analyzed by the Rating Agencies was determined to provide Investor Certificateholders' full and timely return of principal and payment on interest, after the occurrence of an


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Amortization  Event, giving due consideration to the level of credit enhancement required by the Rating Agencies and their respective ratings of the Investor Certificates. If the Portfolio Yield falls below the Base Rate, the performance of the underlying receivables may deteriorate to the extent that to ensure full repayment of principal of the Investor Certificates would entail an early termination of the Trust and an accelerated repayment schedule. In recent years, however, Rating Agencies and investors generally have acknowledged that the extent of base rate protection required in earlier transactions, including the Trust, may result in the occurrence of an Amortization Event when adequate cash flow is available to repay both interest and principal in the manner initially contemplated. In many such cases, the quality of the underlying receivables is actually still strong enough to support the respective initial rating of investor certificates.
In recognition of the foregoing experiences and their applicability to the Trust, the Rating Agencies have confirmed that adoption of the Amendment and reduction of the Base Rate will not result in a reduction of their respective current ratings of the Investor Certificates. In 1991, the Banks solicited and received the consent of holders of the investor certificates issued by five trusts to reduce the extent of base rate protection applicable to each such trust by 2.30%, from 4.50% to 2.20%. Since such reduction, cash flow has remained sufficient with respect to each such trust such that no amortization event occurred and either interest and principal with respect to the related investor certificates were paid in full or interest is being paid currently.

         The current Base Rate is equal to the higher of the Class A Certificate Rate or the Class B Certificate Rate plus the Servicing Fee and a premium of approximately 0.05%. The proposed Amendment would require that Interchange constitute the only source for payment of a portion of the Servicing Fee. The Servicing Fee would be reduced to be equal to the product of 1.87% and the principal receivables as of the last day of the second preceding Due Period. Only the portion of the Servicing Fee that is not required to be paid from Interchange could be paid from amounts generally available in the collection account in respect of finance charge receivables. The Servicer has consented to the reduction of the Servicing Fee and to bear the risk that Interchange may not be sufficient to pay the portion of the Servicing Fee required to be paid from Interchange, which portion is equal to 0.50% of the principal receivables as of the last day of the second preceding Due Period.

Servicing Fee and Interchange

         The Servicing Fee, which is paid to the Servicer monthly in arrears, is paid out of collections in respect of finance charge receivables deposited in the collection account after payment of current interest and defaulted amounts in respect of the Investor Certificates. Currently, all Interchange is deposited as collections in respect of finance charge receivables. Even if, as the Amendment provides, a portion of the Servicing Fee were required to be paid from Interchange, all amounts on deposit in the collection account in respect of finance charge receivables, including amounts designated as Servicer
Interchange, would continue to be available for payment to Investor Certificateholders prior to any payment being made therefrom to the Servicer in respect of the Servicing Fee.

Purpose of the Amendment

         The Banks recently reviewed the amount of Base Rate protection provided with respect to the Trust and the minimum Portfolio Yield required to enable the Trust to continue to make scheduled payments to Investor Certificateholders. The Banks also discussed the proposed reduction in the Base Rate and the use of Servicer Interchange to pay Servicing Fees with the Rating Agencies.
Notwithstanding the factors discussed above under "Portfolio Yield and Amortization Event Risk," the Banks concluded, especially in the context of more recent, similarly rated credit card receivables-backed participation certificates issued by the Banks, that the Base Rate for the Trust was originally set at a rate that is now considered to be high relative both to similarly structured


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transactions and appropriate levels of investor protection, thus creating the possibility that the Portfolio Yield (averaged over any three consecutive Due Periods) could fall below the Base Rate, causing an Amortization Event to occur at a time when the cash flows on the receivables held by the Trust were sufficient to support scheduled payments to Investor Certificateholders.

         The Rating Agencies have agreed that adoption of the proposed Amendment will not result in a reduction of their respective ratings of the Class A
Certificates, which are currently rated "AAA" and "Aaa", or the Class B Certificates, which are currently rated "A".

         In light of these factors, the Banks' have proposed an Amendment that would reduce the Base Rate by 0.70%.

         As discussed above, the effect of the Amendment will be to reduce the likelihood that an Amortization Event would arise from a reduction in the Portfolio Yield on the receivables assigned to the Trust and, therefore, reduce the possibility of early repayment of principal to Investor Certificateholders of the affected Trust due to such reduction. The Banks believe that, absent adoption of the Amendment, such an Amortization Event and acceleration of repayment of principal on the Investor Certificates could occur (because of requirements of the Agreement which prevailed when the Certificates were initially issued) at a time when cash flows on the receivables assigned to the Trust are sufficient to support scheduled payments to Investor Certificateholders. In addition, under current economic conditions, the Banks do not believe that the proposed reduction in the Base Rate will result in Investor Certificateholders incurring a loss.

         A reduction in the Base Rate under the Amendment would also permit Citibank (South Dakota) to decrease the cash flow on the receivables assigned to the Trust to a level below that which is currently permitted by taking certain actions to modify the terms of the revolving credit card accounts under which such receivables arise. Citibank (South Dakota) reviews market conditions regularly to maintain the competitiveness of its credit card products and, accordingly, reserves the right (subject to the limitations discussed below) to change the terms of its credit card accounts, including decreasing the periodic finance charge assessed on balances in such accounts or other fees applicable to the accounts (such as annual membership fees and late payment fees), altering the minimum required monthly payment or changing various other terms of the accounts. In response to market conditions, Citibank (South Dakota) recently introduced certain account repricing initiatives which may decrease the Portfolio Yield but which, in themselves, are not expected to cause an Amortization Event. Such initiatives could help Citibank (South Dakota) to increase or maintain its market share of the credit card business.

Terms of the Amendment

         The definition of the term "Base Rate" in the Agreement currently states that the Base Rate for such Trust is equal to (a) the higher of the Class A Certificate Rate and the Class B Certificate Rate plus (b) 3.0% per annum.

         The Amendment will replace "2.2%" in such definition with "1.50%".

         The Agreement currently provides for the payment of the Servicing Fee from collections of finance charge receivables on a monthly basis in an amount equal to one-twelfth of the product of 2.15% and the amount of principal receivables as of the last day of the second preceding Due Period.

         The Amendment will replace "2.15%" in the appropriate provision of such Agreement with "1.87%".


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          The Amendment  will provide  further that a portion of such  Servicing
Fee equal to 0.50% of the principal receivables as of the last day of the second preceding Due Period may be paid only from Interchange, and if Interchange is not sufficient to pay such portion of the Servicing Fee, such portion will not be paid.

Rating Agency Confirmation and L/C Issuer Approval

         The effectiveness of the Amendment, by its terms, will be subject to the receipt by the Trustee of letters from the Rating Agencies confirming that such Amendment will not result in a reduction or withdrawal of their current ratings of the Investor Certificates. In addition, the approval of the Amendment requires the consent of the L/C Issuer. There can be no assurance that the L/C Issuer will agree to consent to the Amendment.

Financial Information

         Attached hereto as Exhibit I is a chart which sets forth the following information with respect to the Trust for each month in the year ended December 31, 1995 and each month in the eight-month period ended August __, 1996, each expressed as a percentage of the principal amount of the Investor Certificates:
(a) the total yield (which is equal to the amount of collections of finance charge receivables during the preceding Due Period); (b) principal net credit losses (which is equal to the amount of charged-off principal receivables net of recoveries of charged-off principal receivables); and (c) the amount of available credit support. Exhibit I also sets forth the following for the same periods, in each case expressed as a percentage of the sum of principal receivables and finance charge receivables outstanding: (d) the aggregate outstanding balance of accounts delinquent by 35 to 64 days; and (e) the aggregate outstanding balance of accounts delinquent by 65 to 184 days. Attached hereto as Exhibit II is a chart which sets forth the monthly base rate protection, monthly Portfolio Yield and level of excess cash (which for any particular period is equal to (i) the Portfolio Yield for such period less (ii) the Certificate Rate and such period's pro rata portion of applicable servicing fees) for each month in the year ended December 31, 1995 and each month in the eight-month period ended August __, 1996, as well as the three-month average of such base rate protection (which is equal to the difference between the monthly Portfolio Yield and the Base Rate), Portfolio Yield and level of excess cash for the same periods.

Certain Federal Income Tax Considerations

         The Banks believe that, under recently adopted Treasury Regulations, the adoption of the Amendment would not be a "significant modification" to the Investor Certificates. As a result, a holder of Investor Certificates would not recognize gain or loss as a result of the Amendment, and future tax consequences to holders would be the same as if the Amendment had not been adopted.

         However, no IRS ruling is being obtained that the adoption of the Amendment is not a "significant modification." As a result, no assurance can be given that the IRS would not disagree with this position, although such disagreement is not believed likely. Moreover, the Amendment might have other tax consequences to particular holders of Investor Certificates in light of their own circumstances. As a result, the above discussion is intended for general information only, and holders of Investor Certificates should consult their own tax advisors in determining the federal, state, local and other tax consequences of the Amendment.

Consents

         Authorization of the Amendment requires the consent of holders of Investor Certificates representing not less than 66 2/3% of the Certificateholders' Interest, excluding from such calculation Investor Certificates

                                                                PRELIMINARY COPY


owned by the Banks or any of their affiliates, as well as the consent of the L/C Issuer for such Trust. No Investor Certificates are presently owned by the Banks or, to their knowledge, by any director or officer of the Banks. Investor Certificates may be owned by affiliates of the Banks or directors or officers of such affiliates. The Certificateholders's Interest is calculated based on the Invested Amount, which is generally defined under the Agreement as an amount equal to the aggregate initial principal amount of the Investor Certificates less (a) the amount of principal payments previously made to Investor Certificateholders and (b) the excess, if any, of losses allocated to the Investor Certificates over any such losses previously reimbursed.

         Of  the  aggregate   Certificateholders'   Interest  of  $1,405,000,000
outstanding   as  of  [August  22],   1996,   Certificateholders'   Interest  of
$936,666,667 is necessary to approve the Amendment.

         All of the Investor Certificates are held in the name of Cede & Co., whose address is 55 Water Street, New York, New York 10041. Cede & Co. is the nominee name of The Depositary Trust Company, which is a securities depositary engaged in, among other things, the business of effecting computerized book-entry transfers of securities deposited with its participants, which are financial institutions such as brokerage firms and banks.

         To the best of the knowledge of the Banks, no beneficial owner of any Investor Certificate owns more than 5% of the securities permitted to vote with respect to the Amendment.

Procedure for Consent

         Investor Certificateholders who are registered holders on the Record Date should complete, sign and date the accompanying Consent in accordance with the instructions set forth therein and deliver, by mail, by hand or by telecopy, the Consent to D.F. King & Co., Inc. A postage-paid envelope is enclosed for that purpose. Only a registered holder of such Investor Certificates (or such holder's authorized legal representative) on the Record Date may execute a Consent. Any beneficial owner of Investor Certificates who is not the registered holder of such Investor Certificates on the Record Date must arrange with the registered holder to execute and deliver a Consent on its behalf.

         If a Consent relates to fewer than all the Investor Certificates registered in the name of the Investor Certificateholder providing such Consent, such Investor Certificateholder must indicate on the Consent the aggregate dollar amount of the Certificateholders' interest of the Investor Certificates to which the Consent relates. Otherwise the Consent will be deemed to relate to all Investor Certificates registered in the name of such holder at the close of business on the Record Date.

         The manner of obtaining Consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be determined by the Trustee and shall be subject to such reasonable requirements as the Trustee may prescribe.

Revocation of Consents

         Any Investor Certificateholder who gives its Consent to an Amendment may not revoke such Consent. Any Investor Certificateholder who opposes or abstains with respect to an Amendment on the accompanying form may revoke such opposition or abstention and give its Consent to the Amendment (by delivering to D.F. King & Co., Inc. such Consent on the accompanying form) at any time prior to the Solicitation Expiration Date. IF A PROPERLY EXECUTED CONSENT IS RETURNED WITH NO INSTRUCTIONS GIVEN WITH RESPECT TO THE AMENDMENT, THE CONSENT WILL BE DEEMED TO BE IN FAVOR OF SUCH AMENDMENT.


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
                                                                PRELIMINARY COPY




Effective Date of Amendment

         The Banks and the Trustee will execute the Amendment as soon as practicable after the Solicitation Expiration Date if the requisite number of Consents to such Amendment and the consent of the L/C Issuer are obtained. The Amendment will be deemed to become effective as of the end of the Due Period immediately preceding the Due Period in which the Amendment is executed, subject to receipt of confirmation from the Rating Agencies that such Amendment will not result in a reduction or withdrawal of their current rating of the Investor Certificates. After the Amendment becomes effective, it will bind all Investor Certificateholders regardless of whether they consented to the adoption of the Amendment.

Other Matters

         Directors, officers and employees of the Banks may engage in further solicitation of Consents by wire, mail or telephone or in person, without compensation therefor other than reimbursement of expenses.

         The Banks have retained D.F. King & Co., Inc. to assist with the Solicitation for a fee not expected to exceed $7,500 exclusive of expenses.

         All costs of the Solicitation will be borne by the Banks. The Banks will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this solicitation statement and the Consent and any related documents to the beneficial owners of the Investor Certificates held of record by such persons and in forwarding Consents to their customers.

Consents should be sent to:

         D.F. King & Co., Inc.
         77 Water Street, 20th Floor
         New York, New York 10005
         Attention: Thomas Long
         Telecopy Number: (212) 809-8839

         If you wish to obtain additional copies of the solicitation materials, please telephone D.F. King & Co., Inc., at (212) 425-1685. If you have any questions regarding the solicitation materials, please telephone Hugh F. Van Deventer of Citicorp Credit Services, Inc. at (718) 248-5163.

         The mailing addresses of the principal executive offices of the Banks are:

         Citibank (South Dakota), N.A.
         701 East 60th Street, North
         Sioux Falls, South Dakota 57117

         Citibank (Nevada), National Association
         8725 West Sahara Avenue
         Las Vegas, Nevada 89163

                                                                PRELIMINARY COPY


         These addresses are set forth in order to comply with rules of the Securities and Exchange Commission governing the Solicitation. Consents should be delivered, mailed or telecopied only to D.F. King & Co., Inc. at the above address. Under no circumstances should Consents be mailed to the Banks.

         PLEASE INDICATE YOUR CONSENT BY EXECUTING THE ENCLOSED CONSENT FORM AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR BY TELECOPY. YOUR FAILURE TO ACT WILL HAVE THE SAME EFFECT AS IF YOU HAD VOTED AGAINST THE AMENDMENT.

                                                                PRELIMINARY COPY
                                                                    EXHIBIT I
                        STANDARD CREDIT CARD TRUST 1990-6


                      NET           AVAILABLE
          TOTAL    PRINCIPAL        CREDIT            DELINQUENT   DELINQUENT
          YIELD    LOSSES           SUPPORT           35-64 DAYS   65-184 DAYS

AUG-96   18.31%      4.59%            7.04%             *               *
JUL-96   18.73%      5.02%            6.48%           1.95%           2.84%
JUN-96   19.75%      4.97%            6.00%           1.92%           2.81%
MAY-96   18.64%      4.69%            6.00%           1.93%           2.84%
APR-96   19.46%      5.46%            6.00%           1.85%           2.88%
MAR-96   19.49%      4.89%            6.00%           1.99%           2.97%
FEB-96   18.98%      4.34%            6.00%           2.06%           2.97%
JAN-96   18.76%      4.25%            6.00%           2.21%           2.99%
DEC-95   19.44%      4.66%            6.00%           2.26%           2.96%
NOV-95   18.53%      3.68%            6.00%           2.02%           2.98%
OCT-95   19.17%      4.00%            6.00%           2.12%           2.76%
SEP-95   18.70%      3.96%            6.00%           2.10%           2.77%
AUG-95   18.76%      3.98%            6.00%           1.98%           2.66%
JUL-95   18.63%      4.02%            6.00%           1.88%           2.74%
JUN-95   18.37%      4.02%            6.00%           1.95%           2.74%
MAY-95   19.09%      4.26%            6.00%           1.82%           2.83%
APR-95   18.99%      4.14%            6.00%           1.85%           2.94%
MAR-95   19.48%      3.99%            6.00%           1.98%           3.18%
FEB-95   19.24%      4.46%            6.00%           2.14%           3.17%
JAN-95   18.63%      4.29%            6.00%           2.32%           3.13%

- ----------------
NOTE: Each of the foregoing terms is defined in the accompanying Solicitation Statement.

* Not yet available.

                                                                PRELIMINARY COPY
                                                                  EXHIBIT II
                        STANDARD CREDIT CARD TRUST 1990-6


                                          3 MONTH AVG  3 MONTH AVG
     BASE RATE       PORTFOLIO    EXCESS   BASE RATE  PORTFOLIO    3 MONTH AVG
     PROTECTION      YIELD        CASH     PROTECTION   YIELD        EXCESS CASH

AUG-96   1.90%       13.72%        2.17%     2.25%     14.07%          2.52%
JUL-96   1.89%       13.71%        2.16%     2.32%     14.15%          2.60%
JUN-96   2.96%       14.78%        3.23%     2.42%     14.24%          2.69%
MAY-96   2.13%       13.95%        2.40%     2.36%     14.18%          2.63%
APR-96   2.18%       14.00%        2.45%     2.59%     14.41%          2.86%
MAR-96   2.78%       14.60%        3.05%     2.76%     14.58%          3.03%
FEB-96   2.82%       14.64%        3.09%     2.82%     14.64%          3.09%
JAN-96   2.69%       14.51%        2.96%     2.89%     14.71%          3.16%
DEC-95   2.95%       14.78%        3.23%     3.11%     14.93%          3.38%
NOV-95   3.03%       14.85%        3.30%     3.10%     14.92%          3.37%
OCT-95   3.35%       15.17%        3.62%     3.07%     14.90%          3.35%
SEP-95   2.92%       14.74%        3.19%     2.89%     14.71%          3.16%
AUG-95   2.96%       14.78%        3.23%     2.76%     14.58%          3.03%
JUL-95   2.79%       14.61%        3.06%     2.77%     14.60%          3.05%
JUN-95   2.53%       14.35%        2.80%     2.85%     14.68%          3.13%
MAY-95   3.01%       14.83%        3.28%     3.23%     15.06%          3.51%
APR-95   3.03%       14.85%        3.30%     3.22%     15.04%          3.49%
MAR-95   3.67%       15.49%        3.94%     3.05%     14.87%          3.32%
FEB-95   2.96%       14.78%        3.23%     7.06%     14.94%          2.01%
JAN-95   2.52%       14.34%        2.79%     11.07%    15.01%          0.93%

- -----------------
NOTE: Each of the foregoing terms is defined in the accompanying Solicitation Statement.

                                                               PRELIMINARY COPY

                                            APPENDIX A TO SOLICITATION STATEMENT


                                  FORM OF PROXY

                                     [FRONT]



                        STANDARD CREDIT CARD TRUST 1990-6

                                     CONSENT
            SOLICITED ON BEHALF OF CITIBANK (SOUTH DAKOTA), N.A. AND
                    CITIBANK (NEVADA), NATIONAL ASSOCIATION,
                    UNDER THE POOLING AND SERVICING AGREEMENT

                  The undersigned holder of Credit Card Participation Certificates (the "Certificates") issued by Standard Credit Card Trust 1990-6 hereby

         __Consents to     __Opposes         __Abstains from voting on

the execution and delivery of the amendment to the Pooling and Servicing Agreement under which the Certificates were issued, as set forth in the Solicitation Statement, dated [September 23], 1996 (the "Solicitation Statement"), by Citibank (South Dakota), N.A. and Citibank (Nevada), National Association (collectively, the "Banks") to the holders of the Certificates, which amendment has been proposed by the Banks.

If you indicate an amount in the following space, this Consent shall be effective with respect to only the principal amount of Certificates indicated.

                                 $_________________

If you leave the preceding space blank, this Consent shall be effective with respect to all Certificates of which you are the beneficial owner.

                       (Please sign and date reverse side)

                                    [REVERSE]


                                                                PRELIMINARY COPY


IF THIS CONSENT IS SIGNED
BUT NOT MARKED ON THE REVERSE SIDE,
IT WILL BE DEEMED TO BE IN FAVOR
OF THE AMENDMENT.                             Date:____________________________

                                             __________________________________
                                             Signature


                                             __________________________________
                                             Signature (if held jointly)


                                            Please  date and sign as your name
                                            appears hereon and  return in the
                                            enclosed envelope or by telecopy as
                                            provided in the Solicitation
                                            Statement. If acting as executor,
                                            administrator,  trustee or guardian,
                                            you should so indicate when signing.
                                            If the signer is a corporation,
                                            please sign the corporate name by
                                            duly authorized officer.  If
                                            Certificates are held in the name of
                                            more than one person, each
                                            Certificateholder should sign the
                                            Consent.

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                                                                PRELIMINARY COPY

                                  EXHIBIT INDEX

EXHIBIT NO.                    EXHIBIT                                 PAGE

     1                 Letter to Certificateholders                     16

                                                                PRELIMINARY COPY
                                                    LETTER TO CERTIFICATEHOLDERS




                                [CCSI LETTERHEAD]


                                                            [September 23], 1996





To the Holders of the Credit Card Participation
  Certificates of Standard Credit Card Trust 1990-6

         This letter is being mailed to you on behalf of Citibank (South Dakota), N.A., and Citibank (Nevada), National Association (collectively, the "Banks"), as originators of the above-named Trust (the "Trust"). The purpose of this letter and the accompanying materials is to obtain your consent to the execution of an amendment (the "Amendment") to the Pooling and Servicing Agreement (the "Agreement") pursuant to which Credit Card Participation Certificates (collectively, the "Investor Certificates") were issued by the Trust. The Amendment would, among other things, reduce the applicable Base Rate, as such term is defined in the related Agreement, by 1.40% per annum. The Amendment and the reasons why the Banks seek your approval to adoption of the Amendment are discussed in the accompanying Solicitation Statement.

         Only a registered holder of an Investor Certificate of the Trust (or such holder's authorized legal representative) at the close of business on [August 22], 1996, the record date, may execute a consent, and such consent will be binding on all subsequent transferees of such Investor Certificate. Any beneficial owner of Investor Certificates that is not the registered holder of such Investor Certificate on the record date must arrange with the registered holder to execute and deliver a consent on its behalf.

         Regardless of the size of your holdings, your consent is important because in order to implement an Amendment consents from the holders of Investor Certificates of the Trust representing not less than 66 2/3% of the undivided interest in the Trust must be received. Failure to complete and return a consent form will have the effect of a negative vote.

         A Solicitation Statement, a Consent Form and a return, postage-paid envelope are enclosed. If you wish to obtain additional copies of the accompanying materials, please telephone Thomas Long of D.F. King & Co., Inc. at
(212) 425-1685. If you have questions regarding the accompanying materials, please telephone Hugh F. Van Deventer of Citicorp Credit Services, Inc. at (718) 248-5163.

         We urge you to complete, sign, date and return the enclosed consent form as soon as possible.

                                                   Very truly yours,

                                                   [Title]